Exhibit 99

INVESTOR CONTACT:		MEDIA CONTACT:
Humphrey Lee	877-909-1105, lee.humphrey@principal.com	Jane Slusark	515-362-0482, slusark.jane@principal.com

Principal Financial Group Announces Full Year and

Fourth Quarter 2024 Results as well as 2025 Outlook

Raises first quarter 2025 common stock dividend, announces $1.5 billion share repurchase authorization

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for full year and fourth quarter 2024.

Diluted earnings per common share	2024	4Q24	Net income attributable to PFG (in millions)	2024	4Q24
Net income attributable to PFG	$6.68	$3.92	Net income attributable to PFG	$1,571	$905
Non-GAAP net income attributable to PFG, excluding exited business[1]	$6.40	$1.53	Non-GAAP net income attributable to PFG, excluding exited business[1]	$1,505	$354
Non-GAAP operating earnings[1]	$6.97	$1.94	Non-GAAP operating earnings[1]	$1,641	$448

Full Year and Fourth Quarter 2024 Highlights

●	Full-year non-GAAP operating earnings per diluted share, excluding significant variances[2] of $7.65 increased 11%, in line with our long-term guidance of 9-12%

●	4Q24 non-GAAP operating earnings per diluted share, excluding significant variances[2] of $2.10 increased 16% over prior year quarter

●	Returned $1.7 billion of capital to shareholders for full year 2024, including $1.0 billion of share repurchases and $0.7 billion of common stock dividends

●	Raised first quarter 2025 common stock dividend to $0.75 per share, a 2-cent increase over the fourth quarter 2024 dividend and 9% increase over first quarter 2024 dividend; the dividend will be payable on March 28, 2025, to shareholders of record as of March 12, 2025

●	The Board of Directors approved a new authorization for the repurchase of $1.5 billion of the company’s outstanding common stock. As of December 31, 2024, approximately $0.8 billion remains under the prior authorization.

●	Assets under management (AUM) of $712 billion, which is included in assets under administration (AUA) of $1.7 trillion

●	Strong financial position with $1.6 billion of excess and available capital

●	Statutory risk-based capital (RBC) ratio for Principal Life Insurance Company of 404%

Deanna Strable, President and CEO of Principal®

“Strong business fundamentals, continued growth, and positive markets generated strong earnings in 2024, and we delivered on our growth and financial targets. Our strategic focus on higher growth markets, combined with our integrated product portfolio and strong distribution relationships, continues to create value and drive growth for customers and shareholders.

We returned $1.7 billion to shareholders in 2024, including $1.0 billion of share repurchases, delivering on our commitment to return excess capital to shareholders, while maintaining our strong capital position.”

1 Use of non-GAAP financial measures and their reconciliations to the most directly comparable GAAP measures are included in this release. Non-GAAP operating earnings for total company is after tax.

2 The total company impacts of significant variances, is after tax. See Exhibit 1 for details on the impact of 4Q 2024 and 4Q 2023 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

2025 Outlook Guidance

●	2025 outlook consistent with long-term targets:

o	9-12% annual non-GAAP operating earnings per diluted share (EPS) growth[3]

o	75-85% free capital flow conversion[4]

o	14-16% non-GAAP ROE[5]

o	$1.4-$1.7 billion capital deployment

Fourth Quarter Enterprise Results

In millions except percentages, earnings per share, or otherwise noted

	Three Months Ended,			Trailing Twelve Months,
	4Q24	4Q23	% Change	4Q24	4Q23	% Change
Net income (loss) attributable to PFG	$905.4	$(871.7)	N/M	$1,571.0	$623.2	N/M
Non-GAAP net income attributable to PFG, excluding exited business	$353.5	$299.1	18%	$1,505.2	$1,514.9	(1)%
Non-GAAP operating earnings	$448.1	$440.5	2%	$1,640.5	$1,602.8	2%

Diluted earnings per common share[6]
Net income (loss) attributable to PFG	$3.92	$(3.66)	N/M	$6.68	$2.55	N/M
Non-GAAP net income attributable to PFG, excluding exited business	$1.53	$1.19	29%	$6.40	$6.19	3%
Non-GAAP operating earnings	$1.94	$1.83	6%	$6.97	$6.55	6%
Non-GAAP operating earnings, excluding significant variances[2]	$2.10	$1.81	16%	$7.65	$6.92	11%

Assets under administration (billions)	$1,663.9	$1,578.7	5%
Assets under management (billions)	$712.1	$694.5	3%
AUM net cash flow (billions)	$(1.2)	$(4.0)	N/M	$(5.0)	$(9.4)	N/M

3 Based on 2024 results excluding significant variances. See Exhibit 1 for details on the impact of 4Q 2024 and 4Q 2023 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

4 Based on non-GAAP net income attributable to PFG, excluding income or loss from exited business.

5 Non-GAAP return on equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment.

6 When a net loss is reported, our basic weighted-average shares are used to calculate diluted earnings per share, as dilutive shares would have an antidilutive effect and result in a lower loss per share.

Full Year Segment Highlights

●	Retirement and Income Solutions (RIS) recurring deposit growth of 7% and transfer deposit growth of 16% over 2023

●	Investment Management AUM increased $32 billion to $559 billion

●	Specialty Benefits premium and fees increased 7% over 2023

Fourth Quarter Segment Highlights

●	RIS 4Q24 transfer deposits up 57% to $8.8 billion, including $0.9 billion of PRT sales

●	Investment Management had a record quarter in retirement investment sales driven by a $1.0 billion off-platform mandate

●	Life Insurance business market premium and fees increased 17%

Segment Results

In millions except percentages, or otherwise noted except percentages or otherwise noted)

Retirement and Income Solutions

	Three Months Ended,			Trailing Twelve Months,
	4Q24	4Q23	% Change	4Q24	4Q23	% Change
Pre-tax operating earnings[7]	$280.1	$264.6	6%	$1,056.2	$1,051.4	0%
Net revenue[8]	$729.2	$690.5	6%	$2,800.9	$2,690.3	4%
Operating margin[9]	38.4%	38.3%		37.7%	39.1%

●	Pre-tax operating earnings increased $15.5 million primarily due to higher net revenue.

●	Net revenue increased $38.7 million due to growth in the business, favorable market performance, and higher net investment income.

7 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

8 Net revenue = operating revenues less: benefits, claims and settlement expenses, liability for future policy benefits remeasurement (gain) loss, market risk benefit remeasurement (gain) loss, and dividends to policyholders.

9 Operating margin for Retirement and Income Solutions = pre-tax operating earnings divided by net revenue.

Investment Management

	Three Months Ended,			Trailing Twelve Months,
	4Q24	4Q23	% Change	4Q24	4Q23	% Change
Pre-tax operating earnings	$163.9	$129.2	27%	$578.8	$548.2	6%
Operating revenues less pass-through expenses[10]	$435.7	$397.9	9%	$1,668.6	$1,606.3	4%
Operating margin[11]	38.3%	32.6%		35.4%	34.4%
Assets under management (billions)	$559.1	$527.0	6%

●	Pre-tax operating earnings increased $34.7 million primarily due to higher operating revenues less pass-through expenses and higher operating margin.

●	Operating revenues less pass-through expenses increased $37.8 million primarily due to 11%higher management fees, resulting from higher AUM, partially offset by lower performance fees and other revenue.

International Pension

	Three Months Ended,			Trailing Twelve Months,
	4Q24	4Q23	% Change	4Q24	4Q23	% Change
Pre-tax operating earnings	$52.1	$90.1	(42)%	$282.4	$269.5	5%
Net revenue	$136.8	$183.5	(25)%	$622.9	$630.9	(1)%
Operating margin[12]	38.1%	49.1%		45.3%	42.7%
Assets under management (billions)	$124.3	$141.3	(12)%

●	Pre-tax operating earnings decreased $38.0 million primarily due to lower net revenue.

●	Net revenue decreased $46.7 million primarily due to encaje performance and foreign currency headwinds.

●	Operating margin decreased primarily due to encaje performance.

10 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for Investment Management as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

11 Operating margin for Investment Management = pre-tax operating earnings adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

12 Operating margin for International Pension = pre-tax operating earnings divided by net revenue.

Specialty Benefits

	Three Months Ended,			Trailing Twelve Months,
	4Q24	4Q23	% Change	4Q24	4Q23	% Change
Pre-tax operating earnings	$147.2	$119.3	23%	$459.6	$447.0	3%
Premium and fees	$823.6	$791.4	4%	$3,257.2	$3,055.0	7%
Operating margin[13]	17.9%	15.1%		14.1%	14.6%
Incurred loss ratio	56.5%	61.0%		60.5%	60.4%

●	Pre-tax operating earnings increased $27.9 million primarily due to more favorable underwriting results in 4Q24 and growth in the business.

●	Premium and fees increased $32.2 million driven by growth in the business.

●	Incurred loss ratio improved to 56.5% driven by more favorable underwriting experience primarily in group life and group disability.

Life Insurance

	Three Months Ended,			Trailing Twelve Months,
	4Q24	4Q23	% Change	4Q24	4Q23	% Change
Pre-tax operating earnings (losses)	$7.5	$25.1	(70)%	$3.6	$90.6	(96)%
Premium and fees	$225.4	$226.6	(1)%	$927.5	$922.2	1%
Operating margin	3.3%	11.1%		0.4%	9.8%

●	Pre-tax operating earnings decreased $17.6 million due to higher mortality driven by severity and a GAAP-only regulatory closed block dividend adjustment.

●	Premium and fees decreased $1.2 million as the runoff of the legacy life business and impact of risk-reducing reinsurance transactions slightly outpaced strong business market growth.

Corporate

	Three Months Ended,			Trailing Twelve Months,
	4Q24	4Q23	% Change	4Q24	4Q23	% Change
Pre-tax operating losses	$(103.9)	$(88.5)	(17)%	$(375.6)	$(396.8)	5%

●	Pre-tax operating losses increased $15.4 million primarily due to lower variable investment income compared to the year ago quarter.

13 Operating margin for Benefits and Protection = pre-tax operating earnings divided by premium and fees.

Exhibit 1

Principal Financial Group

Impact of Significant Variances14 on Net Income Attributable to PFG; Non-GAAP Net Income Attributable to PFG, Excluding Exited Business; and Non-GAAP Operating Earnings

In millions except per share data

	Three Months Ended,		Trailing Twelve Months,
	4Q24	4Q23	4Q24	4Q23
Net income (loss) attributable to PFG	$ (36.5)	$ 4.9	$ (175.6)	$ (93.4)
(Income) loss from exited business	-	-	20.6	(0.1)
Non-GAAP net income (loss) attributable to PFG, excluding exited business	(36.5)	4.9	(155.0)	(93.5)
Net realized capital (gains) losses, as adjusted	-	-	(3.8)	4.2
Non-GAAP operating earnings	(36.5)	4.9	(158.8)	(89.3)
Income taxes	(8.8)	0.1	(39.4)	47.5
Non-GAAP pre-tax operating earnings	$ (45.3)	$ 5.0	$ (198.2)	$ (41.8)

Per diluted share:
Net income (loss) attributable to PFG	$ (0.16)	$ 0.02	$ (0.74)	$ (0.38)
(Income) loss from exited business	-	-	0.09	-
Non-GAAP net income (loss) attributable to PFG, excluding exited business	(0.16)	0.02	(0.65)	(0.38)
Net realized capital (gains) losses, as adjusted	-	-	(0.03)	0.01
Non-GAAP operating earnings	$ (0.16)	$ 0.02	$ (0.68)	$ (0.37)
Weighted average diluted common shares outstanding	231.2	241.3	235.3	244.6

Segment pre-tax operating earnings (losses):
Retirement and Income Solutions	$ (16.0)	$ (15.0)	$ (95.2)	$ (6.6)

Investment Management	-	-	-	-
International Pension	(13.6)	17.2	8.2	(7.4)
Principal Asset Management	(13.6)	17.2	8.2	(7.4)

Specialty Benefits	5.7	(2.0)	(16.9)	(3.5)
Life Insurance	(16.0)	(5.0)	(106.3)	(26.5)
Benefits and Protection	(10.3)	(7.0)	(123.2)	(30.0)

Corporate	(5.4)	9.8	12.0	2.2
Total segment pre-tax operating earnings (losses)	$ (45.3)	$ 5.0	$ (198.2)	$ (41.8)

Income statement line item details of significant variances are available in our earnings conference call presentation on our website.

14 Significant variances (SVs) in 4Q24 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, Life Insurance and Corporate; 2) impact of lower than expected encaje performance and Latin American inflation in International Pension; 3) impact of GAAP-only regulatory closed block adjustment in Life Insurance; 4) impact of model refinement in Specialty Benefits. SVs in 4Q23 include 1) impact of higher than expected encaje performance in International Pension; 2) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate. SVs on a trailing twelve months in 4Q24 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impacts of 2024 actuarial assumption review; 3) higher than expected encaje performance and Latin American inflation in International Pension; 4) impact of GAAP-only regulatory closed block adjustment in Life Insurance; 5) impact of model refinement in Specialty Benefits. SVs on a trailing twelve months in 4Q23 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, Life Insurance partially offset by higher than expected variable investment income in Corporate; 2) impacts of 2023 actuarial assumption review; 3) higher than expected encaje performance, Latin American inflation, Latin American non-economic LDTI discount rate impacts, and other items in International Pension; 4) mortality experience true-ups in RIS; 5) impact of LDTI model refinement in Specialty Benefits.

Earnings Conference Call

On Friday, Feb. 7, 2025, at 9:00 a.m. (ET), President and Chief Executive Officer Deanna Strable and Senior Vice President and Interim Chief Financial Officer Joel Pitz will lead a discussion of results and the impacts on future prospects, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

•	Via live Internet webcast. Please go to investors.principal.com at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

•	Analysts who will be asking questions will be sent a dial in number and authorization code in advance of the call.

•	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at investors.principal.com.

The company’s financial supplement and slide presentation is currently available at investors.principal.com, and may be referred to during the call.

Forward Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to share repurchases and planned dividends, the realization of our growth and business strategies and results from ongoing operations. Forward-looking statements are made based upon our current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from the results anticipated in the forward-looking statements. We describe risks, uncertainties and factors that could cause or contribute to such material differences in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Note Concerning Forward-Looking Statements” sections in our annual report on Form 10-K for the year ended Dec. 31, 2023, as updated or supplemented from time to time in subsequent filings. We assume no obligation to update any forward-looking statement for any reason, which speaks as of its date.

Use of Non-GAAP Financial Measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®15

Principal Financial Group® (Nasdaq: PFG) is a global financial company with approximately 20,000 employees16 passionate about improving the wealth and well-being of people and businesses. In business for 145 years, we’re helping approximately 70 million customers16 plan, insure, invest, and retire, while working to support the communities where we do business, and build a diverse, inclusive workforce. Principal® is proud to be recognized as one of the 2024 World’s Most Ethical Companies17, a member of the Bloomberg Gender Equality Index, and a “Best Place to Work in Money Management18.” Learn more about Principal and our commitment to building a better future at principal.com.

###

Summary of Principal Financial Group® and Segment Results

Principal Financial Group, Inc. Results	(in millions)
	Three Months Ended,		Trailing Twelve Months,
	4Q24	4Q23	4Q24	4Q23
Net income (loss) attributable to PFG	$ 905.4	$ (871.7)	$ 1,571.0	$ 623.2
(Income) loss from exited business	(551.9)	1,170.8	(65.8)	891.7
Non-GAAP net income (loss) attributable to PFG excluding exited business	$ 353.5	$ 299.1	$ 1,505.2	$ 1,514.9
Net realized capital (gains) losses, as adjusted	94.6	141.4	135.3	87.9
Non-GAAP Operating Earnings*	$ 448.1	$ 440.5	$ 1,640.5	$ 1,602.8
Income taxes	98.8	99.3	364.5	407.1
Non-GAAP Pre-Tax Operating Earnings	$ 546.9	$ 539.8	$ 2,005.0	$ 2,009.9

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$ 280.1	$ 264.6	$ 1,056.2	$ 1,051.4
Principal Asset Management	216.0	219.3	861.2	817.7
Benefits and Protection	154.7	144.4	463.2	537.6
Corporate	(103.9)	(88.5)	(375.6)	(396.8)
Total Segment Pre-Tax Operating Earnings	$ 546.9	$ 539.8	$ 2,005.0	$ 2,009.9

15 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

16 As of December 31, 2024

17 Ethisphere, 2024

18 Pensions & Investments, 2023

	Per Diluted Share
	Three Months Ended,		Twelve Months Ended,
	4Q24	4Q23	4Q24	4Q23
Net income (loss) attributable to PFG	$ 3.92	$ (3.66)	$ 6.68	$ 2.55
(Income) loss from exited business	(2.39)	4.85	(0.28)	3.64
Non-GAAP net income (loss) excluding exited business	$ 1.53	$ 1.19	$ 6.40	$ 6.19
Net realized capital (gains) losses, as adjusted	0.41	0.59	0.57	0.36
Impact of dilutive shares[19]	0.00	0.05	0.00	0.00
Non-GAAP Operating Earnings	$ 1.94	$ 1.83	$ 6.97	$ 6.55
Impact of significant variances[20]	0.16	(0.02)	0.68	0.37
Non-GAAP Operating Earnings, excluding significant variances	$ 2.10	$ 1.81	$ 7.65	$ 6.92
Weighted-average diluted common shares outstanding (in millions)	231.2	241.3	235.3	244.6

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted, income (loss) from exited business and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

Period Ended,
	4Q24	4Q23
Total assets (in billions)	$ 313.7	$ 305.0
Stockholders’ equity (in millions)	$ 11,131.3	$ 10,961.7
Total common equity (in millions)	$ 11,086.4	$ 10,916.0
Total common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (in millions)	$ 12,144.0	$ 12,735.4
End of period common shares outstanding (in millions)	226.2	236.4
Book value per common share	$ 49.01	$ 46.18
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$ 53.69	$ 53.87

19 When a net loss is reported, our basic weighted-average shares are used to calculate diluted earnings per share, as dilutive shares would have an antidilutive effect and result in a lower loss per share.

20 See Exhibit 1 for details on the impact of 4Q 2024 and 4Q 2023 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	4Q24	4Q23
Stockholders’ Equity, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$ 11,131.3	$ 10,961.7
Noncontrolling interest	(44.9)	(45.7)
Stockholders’ equity available to common stockholders	11,086.4	10,916.0
Cumulative change in fair value of funds withheld embedded derivative	(2,381.3)	(2,027.9)
AOCI, other than foreign currency translation adjustment	3,438.9	3,847.3
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment, available to common stockholders	$ 12,144.0	$ 12,735.4

Book Value Per Common Share, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$ 49.01	$ 46.18
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than foreign currency translation adjustment	4.68	7.69
Book value per common share, excluding change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$ 53.69	$ 53.87

Principal Financial Group, Inc. Reconciliation of U.S. GAAP to Non-GAAP Financial Measures (in millions)
	Three Months Ended,		Trailing Twelve Months,
	4Q24	4Q23	4Q24	4Q23
Income Taxes:
Total GAAP income taxes (benefit)	$ 209.9	$ (268.0)	$ 291.7	$ 68.7
Net realized capital gains (losses) tax adjustments	18.9	35.3	16.1	22.0
Exited business tax adjustments	(146.9)	311.3	(17.6)	238.1
Income taxes related to equity method investments and noncontrolling interest	16.9	20.7	74.3	78.3
Income taxes	$ 98.8	$ 99.3	$ 364.5	$ 407.1

Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$ (88.6)	$ (112.7)	$ (27.3)	$ (72.2)

Market value adjustments to fee revenues	-	1.0	0.1	1.3
Net realized capital gains (losses) related to equity method investments	(3.7)	4.6	(17.3)	8.8
Derivative and hedging-related revenue adjustments	(6.4)	(0.4)	46.0	23.3
Certain variable annuity fees	17.4	18.0	71.3	73.3
Sponsored investment funds and other adjustments	10.7	5.8	29.9	23.4
Capital gains distributed – operating expenses	(26.4)	(12.3)	(110.5)	(26.3)
Amortization of actuarial balances	(1.2)	-	(1.8)	(0.2)
Derivative and hedging-related expense adjustments	(0.7)	0.9	(3.5)	1.8
Market value adjustments of embedded derivatives	(9.0)	2.7	(24.7)	1.7
Market value adjustments of market risk benefits	1.7	(30.3)	(43.9)	(71.3)
Capital gains distributed – cost of interest credited	(11.2)	(36.0)	(60.6)	(52.2)
Net realized capital gains (losses) tax adjustments	18.9	35.3	16.1	22.0
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	3.9	(18.0)	(9.1)	(21.3)
Total net realized capital gains (losses) after-tax adjustments	(6.0)	(28.7)	(108.0)	(15.7)

Net realized capital gains (losses), as adjusted	$ (94.6)	$ (141.4)	$ (135.3)	$ (87.9)

Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Amortization of reinsurance gains (losses)	$ (115.6)	$ (18.2)	$ (589.6)	$ (68.7)
Other impacts of reinsured business	38.3	(30.5)	137.9	(140.4)
Net realized capital gains (losses) on funds withheld assets	(18.2)	45.2	87.7	165.0
Change in fair value of funds withheld embedded derivative	794.3	(1,478.6)	447.4	(1,085.7)
Tax impacts of exited business	(146.9)	311.3	(17.6)	238.1
Total income (loss) from exited business	$ 551.9	$ (1,170.8)	$ 65.8	$ (891.7)

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,	Trailing Twelve Months,
	4Q24	4Q23	4Q24	4Q23
Investment Management Operating Revenues Less Pass-Through Expenses:
Operating revenues	$ 474.6	$ 433.1	$ 1,820.7	$ 1,749.6
Commissions and other expenses	(38.9)	(35.2)	(152.1)	(143.3)
Operating revenues less pass-through expenses	$ 435.7	$ 397.9	$ 1,668.6	$ 1,606.3